UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

ENANTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35839	04-3205099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street, Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

(617) 607-0800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2014, Enanta Pharmaceuticals and AbbVie entered into an amendment to their Collaborative Development and License Agreement dated as of November 27, 2006, as amended. The amendment sets forth the net sales allocations for any regimens containing ABT-450, the lead protease inhibitor candidate developed within the Enanta-AbbVie collaboration, as well as the method for determining net sales allocations for any regimens containing ABT-493, the next-generation protease inhibitor developed under the collaboration.

Under the agreement, Enanta is entitled to receive annually tiered royalties per product, ranging from the low double digits up to twenty percent, on any of AbbVie’s annual worldwide net sales allocable to the respective protease inhibitor product. Under this latest amendment, the percentages of any annual worldwide net sales of ABT-450-containing regimens used to calculate royalties payable to Enanta will be 30% of total net sales for the regimen containing ABT-450/r and two other direct-acting antivirals, or DAAs (e.g. with ombitasvir (ABT-267) and dasabuvir (ABT-333)), known as a 3-DAA regimen, and 45% of total net sales of any 2-DAA regimen containing ABT-450/r (e.g. with ombitasvir). For any HCV treatment regimen containing ABT-493, net sales for royalty purposes will be determined by dividing worldwide net sales of each regimen by the number of DAAs in the regimen (e.g. 50% of net sales for a 2-DAA regimen and 33 1/3% of net sales for a 3-DAA regimen). In addition, although ABT-493 is not currently being developed for sale in combination with any active ingredient other than a DAA, if it were, then there would be a further adjustment to net sales of the regimen based on the relative value of any non-DAA in the regimen sold by AbbVie.

Item 7.01 Regulation FD Disclosure.

Enanta Pharmaceuticals also has announced that it elected not to exercise its U.S. co-development option for the next-generation protease inhibitor, ABT-493, which is the second product candidate being developed for patients with hepatitis C virus, or HCV, under Enanta’s collaboration with AbbVie. Exercising the option would have required Enanta to fund a portion of AbbVie’s ongoing development and commercialization costs for ABT-493 and also would have entitled Enanta to receive a corresponding portion of any operating income resulting from sales of the regimen in the U.S. and its territories if the regimen were successfully developed. The expiration of Enanta’s co-development option means that Enanta will now be eligible to receive commercial regulatory approval milestone payments for ABT-493 both in the U.S. and in other selected major markets, as well as royalties on any worldwide net sales of ABT-493 in any combination therapy. Enanta believes that its election not to co-develop ABT-493 will allow it to use the financial resources generated by the AbbVie collaboration compounds to advance its other internal proprietary candidates for HCV, including its newly reacquired NS5A program, and to pursue the growth of its pipeline beyond HCV with additional candidates in infectious disease and other indications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2014	ENANTA PHARMACEUTICALS, INC.

	By:	/s/ Paul J. Mellett
Paul J. Mellett
Senior Vice President, Finance and Administration and Chief Financial Officer